UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2010

MILLENNIUM PRIME, INC.
 (Exact name of registrant as specified in its Charter)

Delaware	0-28459	22-3360133
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

6538 Collins Avenue, Suite 262, Miami Beach, FL		(Zip Code)
(Address of principal executive offices)		33141

(786) 347-9309
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On July 16, 2010, Millennium Prime, Inc., a Delaware corporation (the “Company”) entered into an Amendment to the Securities Exchange Agreement originally entered into on April 15, 2010 with the principal shareholders/members of Bong Spirit Imports, LLC (“Bong”) a Florida Limited Liability Corporation pursuant to which the Company agreed to increase the number of shares of its common stock from 30,000,000 to 60,000,000 to acquire 100% of the outstanding shares/membership interests Bong.  The closing of this transaction is subject to a number of conditions including but limited to the Company providing Bong with $400,000 of capital at the Closing.  The Company anticipates that the closing will occur within 30 days.  The Company has been a marketing partner and financial investor in Bong since 2009, to date the Company has loaned Bong approximately $390,000.

Bong is an importer and distributor of alchohol products including Bong Vodka, Bong’s offices are located in Orlando, Florida.

Item 9.01     Financial Statements and Exhibits

           c)           Exhibits

99.1	Amendment to Securities Exchange Agreement dated July 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLENNIUM PRIME, INC. (Registrant)

Dated: July 20, 2010	By:	/s/ John F. Marchese
John F. Marchese
Chief Executive Officer